                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 or 15 (d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  October 17, 2001


                           Champion Enterprises, Inc.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Michigan
                 ---------------------------------------------
                  State or other jurisdiction of incorporation



                  1-9751                            38-2743168
         ----------------------        --------------------------------
         Commission File Number        IRS Employer Identification No.


         2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326
         -------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code:  (248) 340-9090

Item 5.  Other Events.

         The following press release was issued by the Registrant on October 17, 2001. The format of the financial statements have been slightly modified from those included in the press release to comply with certain Securities and Exchange Commission rules.



                           CHAMPION ENTERPRISES, INC.
                          REPORTS THIRD QUARTER RESULTS

                       EARNINGS OF $0.05 PER DILUTED SHARE


         Auburn Hills, Mich., October 17, 2001--Champion Enterprises, Inc. (NYSE: CHB), the nation's leading housing manufacturer, today reported income of $2.5 million, or $0.05 per diluted share, for the third quarter ended September 29, 2001. In last year's comparable quarter, Champion had a net loss of $4 million, or $0.08 per diluted share. Revenues were $428 million in this year's third quarter, off 8% from $466 million a year ago.

For the year-to-date period, the company had revenues of $1.2 billion and a net loss of $23 million, or $0.48 per diluted share, including costs related to closing four homebuilding facilities and 30 sales centers. These closing-related expenses totaled $5.4 million after tax ($0.11 per diluted share), including $4.0 million for non-cash asset impairment charges. For the first nine months of 2000, consolidated revenues were $1.5 billion and net income was $150,000. Included in prior year-to-date results were $2.8 million after tax ($0.06 per diluted share) for asset impairment charges and lease termination and other costs.

Champion's Chairman, President, and Chief Executive Officer, Walter R. Young, commented, "We're pleased with the earnings and leverage of our manufacturing operations and excited about our Genesis platform. We are also encouraged by the progress in our retail operations, where company store traffic has steadily improved since dropping on September 11th. Retail traffic and contract closings in early October are approaching pre-attack levels."

Operations

For the quarter ended September 29, 2001, manufacturing margins as a percent of revenues improved to 7.2% from 3.9% in last year's third quarter on a 4% decrease in sales. The company had manufacturing revenues of $362 million and segment income of $25.9 million, compared to revenues of $378 million and segment income of $14.7 million a year earlier. Prior year results include a $2.5 million gain from a property insurance settlement and $1.0 million of impairment charges for a closed homebuilding facility. For the year-to-date period in 2001, manufacturing revenues totaled $974 million and segment income was $34.8 million, including $3.3 million of fixed asset impairment charges. Unfilled wholesale orders for housing at quarter end totaled approximately $54 million, twice as high as the $27 million level a year ago. The company now operates 49 plants, down from 55 at September 2000.

Retail operations had revenues of $120 million for the third quarter of 2001 and a loss of $6.1 million. Current quarter results include a $3.7 million charge for potential losses on loans and transition costs for alternative financing sources. These charges resulted from a recent discovery of not applying internal procedures for originating loans. In the comparable quarter a year ago, revenues were $149 million and the segment reported a loss of $3.4 million. Prior year quarterly results include $2.2 million for closing and consolidating sales centers. Year-to-date the segment reported revenues of $357 million and a loss of $22.7 million, including $3.2 million for fixed asset impairment charges, $2.2 million for lease termination and other costs and the $3.7 million for potential losses on loans. At quarter end Champion's 229 company-owned stores had an average inventory of 13 new homes per location, down from 18 homes at the 270 locations operated last September.

Liquidity and Capital Structure

Champion ended the quarter with $66 million in cash, no bank borrowings and total debt of $294 million. Cash flow from operations was $37 million for the quarter and $65 million for the nine-month period. Year-to-date, $5 million was spent on capital expenditures, down from $13 million in the comparable period a year ago. Capital expenditures in 2001 are expected to be less than $7 million for the year, down from $15 million in 2000. Since December 2000, $47 million was used to reduce debt.

In July 2001, Champion improved its capital structure and short-term liquidity by issuing $20 million of convertible preferred stock and restructuring its liability for deferred purchase price related to a 1998 retail acquisition. In addition, as a result of the company's ongoing efforts to reduce inventories and to diversify its floor plan payables, Champion currently has $49 million outstanding with Conseco Finance and $19 million with other finance sources. The company also reported that it has renegotiated its bank covenants to allow for performance flexibility.

Outlook

Young continued, "The potential effect of economic uncertainty on industry demand and repossessions has caused us to revise our 2002 estimates. We now predict that industry new home retail sales and shipments for next year will be 200,000 homes. These amounts will represent a 7% decrease in new retail sales and a 3% increase in production. We estimate that next year's industry repossessions will be 90,000 homes, comparable to our estimate for this year.

 "Our efforts to reduce expenses, capacity, inventories and debt contributed to this quarter's profitability and better position us for the months ahead. We remain concerned about the seasonally slower fourth and first quarters, particularly with the uncertainty surrounding the economy. As a result we estimate that in the fourth quarter we will probably have a loss in the range of $0.07 to $0.12 per diluted share, but expect to be profitable next year even at the lower industry levels now forecasted," Young concluded.

Champion Enterprises, Inc., headquartered in Auburn Hills, Michigan, is the industry's leading manufacturer and has produced more than 1.5 million homes since the company was founded. The company operates 49 homebuilding facilities and 229 retail locations. Champion's homes are also sold by more than 1,000 independent retail locations that have joined either the Champion Home Center or the Alliance of Champions retail distribution networks. Further information can be found at the company's website, www.championhomes.net.

This news release contains certain statements, including forecasts of expected results, assessments of industry conditions including total consumer sales, repossession sales, and wholesale production, and capital expenditures, which could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the company's views with respect to future plans, events and financial performance. The company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the company's most recently filed Form 10-K, and that discussion regarding risk factors is incorporated herein by reference.

CHAMPION ENTERPRISES, INC. AND
SUBSIDIARIES
CONSOLIDATED FINANCIAL
SUMMARY
(DOLLARS AND WEIGHTED SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                        Three Months Ended                               Nine Months Ended
                                  -------------------------------               -----------------------------------
                                      Sept. 29,       Sept. 30,         %           Sept. 29,            Sept. 30,      %
                                        2001            2000           Chg.            2001                2000        Chg.
                                  ---------------  --------------      ----     -----------------    --------------    ----

Net sales (1):
Manufacturing                           $362,005        $378,449       (4%)             $973,714        $1,253,528      (22%)
Retail                                   119,637         148,619      (20%)              357,442           483,060      (26%)
Less:  intercompany                     (54,000)        (61,000)                       (149,000)         (202,000)
                                  ---------------  --------------               -----------------    --------------
Total net sales                          427,642         466,068       (8%)            1,182,156         1,534,588      (23%)

Cost of sales (1)                        350,175         390,359      (10%)              983,470         1,289,488      (24%)
                                  ---------------  --------------               -----------------    --------------

Gross margin                              77,467          75,709        2%               198,686           245,100      (19%)

Selling, general and
     administrative
     expenses (4)                         67,461          71,420       (6%)              209,363           219,475       (5%)

Fixed asset impairment
charges (2)                                    -         (4,000)                         (6,500)           (4,000)
                                  ---------------  --------------               -----------------    --------------

Operating income (loss) (3)               10,006             289                        (17,177)            21,625

Interest expense, net                      5,190           6,762      (23%)               17,400            20,575      (15%)
                                  ---------------  --------------               -----------------    --------------

Income (loss) before income taxes          4,816         (6,473)                        (34,577)             1,050

Income taxes (benefits) (5)                2,300         (2,500)                        (11,500)               900
                                  ---------------  --------------               -----------------    --------------

Net income (loss)                         $2,516        ($3,973)                       ($23,077)              $150
                                  ===============  ==============               =================    ==============


Basic earnings (loss)
per share (6)                              $0.05         ($0.08)                         ($0.49)             $0.00
                                  ===============   =============               =================    ==============

Weighted shares for basic EPS             47,957         47,248                           47,767            47,250
                                  ===============   =============               =================    ==============


Diluted earnings (loss) per
share (6)                                  $0.05         ($0.08)                         ($0.48)             $0.00
                                  ===============   =============               =================    ==============

Weighted shares for diluted EPS           50,942         47,248                          47,767             47,336
                                  ===============   =============               =================    ==============

See accompanying Notes to Financial Information.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
OTHER STATISTICAL INFORMATION

                                          Three Months Ended                                   Nine Months Ended
                                  -----------------------------------------        ---------------------------------------
                                      Sept. 29,       Sept. 30,         %             Sept. 29,          Sept. 30,     %
                                        2001            2000           Chg.              2001              2000       Chg.
                                  ---------------  --------------      ----        --------------    --------------   ----

MANUFACTURING


Homes sold                             10,941             12,393       (12%)            30,069            42,705        (30%)
  Less:  intercompany
                                        1,608              1,997       (19%)             4,255             6,740        (37%)
Homes sold to
  independent retailers/builders        9,333             10,396       (10%)            25,814            35,965        (28%)


Floors sold                            19,804             21,682        (9%)            54,016            72,992        (26%)

Multi-section mix                         77%                73%                           76%               69%

Average home price                   $3 1,700           $ 29,200         9%           $ 31,100          $ 28,100         11%

Manufacturing facilities at
period end                                 49                 55       (11%)                49                55        (11%)


RETAIL

Homes sold

    New homes                           1,990              2,776       (28%)             5,997             9,267        (35%)

    Pre-owned homes                       461                650       (29%)             1,503             2,269        (34%)

    Total homes sold                    2,451              3,426       (28%)             7,500            11,536        (35%)

% Champion-produced new
 homes sold                                91%                77%                           87%               71%

New multi-section mix                      73%                62%                           71%               60%

Average new home price                 $56,600            $50,200       13%           $ 56,000          $ 49,000         14%

Average number of new homes in
  inventory per sales center at
  period end                                13                 18      (28%)                13                18        (28%)

Sales centers at period end                229                270      (15%)               229               270        (15%)


CONSOLIDATED (in thousands)

Contingent repurchase obligations     $310,000           $480,000      (35%)          $310,000          $480,000        (35%)
Champion-produced field inventories   $670,000           $800,000      (16%)          $670,000          $800,000        (16%)
Shares issued and outstanding           47,990             47,246        2%             47,990            47,246          2%


See accompanying Notes to Financial Information.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)


                                        Sept. 29,         June 30,          Dec. 30,          Sept. 30,
ASSETS                                    2001              2001              2000              2000
--------------------------------------------------------------------------------------------------------
Cash and cash equivalents               $65,907           $35,892          $50,143             $32,035

Accounts receivable, trade               68,021            65,681           31,132              69,120

Inventories                             175,267           182,231          217,765             251,968

Deferred taxes and other                 74,963            77,181           77,493              77,360

     Total current assets               384,158           360,985          376,533             430,483

Property and equipment, net             182,786           187,238          207,277             215,769

Goodwill, net                           265,213           268,158          273,970             466,776

Deferred taxes and other
 assets                                  79,597            79,999           84,276              32,135

                                       $911,754          $896,380         $942,056          $1,145,163
                                       ========          ========         ========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Floor plan payable                      $68,084           $85,074         $114,198            $129,411

Accounts payable                         76,087            69,852           43,103              64,569

Other accrued liabilities               194,046           187,679          185,552             201,844

     Total current liabilities          338,217           342,605          342,853             395,824

Long-term debt                          224,592           225,286          225,634             226,539

Other long-term liabilities              55,285            55,843           76,760              77,984

Preferred stock                          20,000                 -                -                   -

Shareholders' equity                    273,660           272,646          296,809             444,816

                                       $911,754          $896,380         $942,056          $1,145,163
                                       ========          ========         ========          ==========

See accompanying Notes to Financial Information.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION

(1) For the three and nine months ended September 30, 2000, net sales and cost of sales have been restated to reclassify delivery revenue to sales from cost of sales.

(2) For the nine months ended September 29, 2001, non-cash asset impairment charges of $6.5 million ($4.0 million after tax or $0.08 per diluted share) were recorded related to closed operations. For the three and nine months ended September 30, 2000, non-cash asset impairment charges of $4.0 million ($2.4 million after tax or $0.05 per diluted share) were recorded related to closed operations.

(3) Segment EBITA consists of earnings (loss) before interest, taxes and goodwill amortization, and includes fixed asset impairment charges and other costs related to closed operations. A reconciliation of operating income (loss) follows (dollars in thousands):

---------------------------------------------------------------------------------------------
                                Sept. 29,     % of               Sept. 30,        % of
Three months ended:               2001     Related Sales            2000      Related Sales
---------------------------------------------------------------------------------------------
Manufacturing EBITA              $25,896        7.2%               $14,731        3.9%

Retail EBITA                      (6,082)      -5.1%                (3,413)       -2.3%

General corporate expenses        (6,891)                           (8,107)

Intercompany profit
elimination                            -                               500

Goodwill amortization             (2,917)                           (3,422)

   Operating income              $10,006        2.3%              $    289        0.1%
                                 =======                          ========


----------------------------------------------------------------------------------------------
                                Sept. 29,       % of             Sept. 30,        % of
Nine months ended:                2001     Related Sales           2000       Related Sales
----------------------------------------------------------------------------------------------
Manufacturing EBITA              $34,812        3.6%               $47,746        3.8%

                                               -6.4%                              1.3%
Retail EBITA                     (22,737)                            6,067

General corporate expenses       (20,574)                          (20,860)

Intercompany profit
elimination                            -                             4,000

Loss from independent
  retailer bankruptcy                  -                            (5,000)

Goodwill amortization             (8,678)                          (10,328)

  Operating income (loss)       ($17,177)      -1.5%             $  21,625        1.4%
                               =========                         =========


(4) For the three months ended September 29, 2001, a charge of $3.7 million ($2.2 million after tax or $0.04 per diluted share) was recorded for potential losses on loans and transition costs for alternative financing sources. The nine months then ended also includes lease termination and other costs of $2.2 million ($1.4 million after tax or $0.03 per diluted share) related to closed retail operations. For the three months ended September 30, 2000, property insurance gains of $2.5 million and lease termination and other costs of $700,000 were recorded. The nine months then ended includes $6.9 million of property insurance gains and $700,000 of lease termination and other costs.

(5) The difference between taxes at the 35% federal statutory rate and taxes provided is due to state income taxes and nondeductible items, primarily goodwill.

(6) Basic earnings (loss) per share includes the effect of the dividend on preferred stock as calculated below (in thousands, except per share amounts):


                                               Three Months Ended                 Nine Months Ended
                                            Sept. 29,       Sept. 30,         Sept. 29,       Sept. 30,
                                              2001            2000              2001            2000
--------------------------------------------------------------------------------------------------------
Net income (loss)                            $2,516        ($3,973)         ($23,077)            $150

Less: Dividend on preferred
stock                                           250               -               250               -

Income (loss) available
   to common shareholders                    $2,266        ($3,973)         ($23,327)            $150
                                             ======        ======           ========             ====
Basic earnings (loss) per
share                                         $0.05         ($0.08)           ($0.49)           $0.00
                                             ======        ======           ========             ====

Diluted earnings (loss) per share is based on net income (loss) without deducting the dividend on preferred stock.

Item 7.  Exhibits.


Exhibit
Number.
-------
10.1 Eighth Amendment dated September 27, 2001 to the Credit Agreement dated May 5, 1998 by and among Champion Enterprises, Inc.; the guarantors party; the banks party; Bank One, Michigan, as Administrative Agent and Syndication Agent; Comerica Bank, as Documentation Agent; and National City Bank, Harris Trust and Savings Bank, Keybank, National Association, Bank of America, N.A., and Wachovia Bank, N.A., as Co-Agents.

10.2 Ninth Amendment dated October 15, 2001 to the Credit Agreement dated May 5, 1998 by and among Champion Enterprises, Inc.; the guarantors party; the banks party; Bank One, Michigan, as Administrative Agent and Syndication Agent; Comerica Bank, as Documentation Agent; and National City Bank, Harris Trust and Savings Bank, Keybank, National Association, Bank of America, N.A., and Wachovia Bank, N.A., as Co-Agents.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CHAMPION ENTERPRISES, INC.



                                   /S/ ANTHONY S. CLEBERG
                                   -------------------------------------
                                   Anthony S. Cleberg
                                   Executive Vice President and
                                   Chief Financial Officer




October 17, 2001

                                INDEX TO EXHIBITS



                                                                     Sequential
Exhibit No.                        Description                        Page No.
-----------                        -----------                        ---------

10.1 Eighth Amendment dated September 27, 2001 to the Credit Agreement dated May 5, 1998 by and among Champion Enterprises, Inc.; the guarantors party; the banks party; Bank One, Michigan, as Administrative Agent and Syndication Agent; Comerica Bank, as Documentation Agent; and National City Bank, Harris Trust and Savings Bank, Keybank, National Association, Bank of America, N.A., and Wachovia Bank, N.A., as Co-Agents.

10.2 Ninth Amendment dated October 15, 2001 to the Credit Agreement dated May 5, 1998 by and among Champion Enterprises, Inc.; the guarantors party; the banks party; Bank One, Michigan, as Administrative Agent and Syndication Agent; Comerica Bank, as Documentation Agent; and National City Bank, Harris Trust and Savings Bank, Keybank, National Association, Bank of America, N.A., and Wachovia Bank, N.A., as Co-Agents.